EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13G relating to the Common Stock of BIODEXA PHARMACEUTICALS PLC has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 shall apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

DATED: July 23, 2024

Brio Capital Master Fund Ltd.,
a Cayman Islands Exempted Company

By:	Brio Capital Management LLC, its Investment Manager

By:	/s/ Shaye Hirsch
Name: Shaye Hirsch
Title: Managing Member

Brio Capital Management LLC,
a Delaware limited liability company

By:	/s/ Shaye Hirsch
Name: Shaye Hirsch
Title: Managing Member